SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

MANITOWOC COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

April 8, 2003

TERRY D. GROWCOCK

CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of The Manitowoc Company, Inc. which will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 6, 2003, at 9:00 a.m. (CDT).

As set forth in the enclosed proxy materials, two matters of business are scheduled to be acted upon at the meeting:

1.	The election of four directors; and

2.	The approval of the proposed 2003 Incentive Stock and Awards Plan.

The Board of Directors of the Company recommends a vote “FOR” election of the four directors named in the enclosed proxy materials, one of whom will serve a term expiring at the annual meeting of shareholders in 2005 and the other three of whom will each serve a term expiring at the annual meeting of the shareholders in 2006. The Board of Directors also recommends a vote “FOR” the approval of the proposed 2003 Incentive Stock and Awards Plan.

Whether or not you are able to attend the 2003 Annual Meeting, we welcome your questions and comments about the Company. To make the best use of time at the meeting, we would appreciate receiving your questions or comments, in writing, in advance of the meeting, so they can be answered as completely as possible at the meeting. If you wish to make a comment or ask a question in writing, we would appreciate receiving it by April 25, 2003.

It is important that your shares be represented and voted at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the envelope provided.

To help us plan for the meeting, please mark your proxy card telling us if you will be attending personally.

Sincerely,

Terry D. Growcock

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

THE MANITOWOC COMPANY, INC.

Notice is hereby given that the Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the “Company”), a Wisconsin corporation, will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 6, 2003, at 9:00 a.m. (CDT), for the following purposes:

1.	To elect four directors of the Company;

2.	To approve the proposed 2003 Incentive Stock and Awards Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set forth and described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on February 26, 2003 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors

MAURICE D. JONES

Vice President, General Counsel and Secretary

Manitowoc, Wisconsin

April 8, 2003

PROXY STATEMENT

THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

SOLICITATION AND VOTING

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of The Manitowoc Company, Inc., a Wisconsin corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Central Daylight Time, on Tuesday, May 6, 2003, at the Holiday Inn located at 4601 Calumet Avenue, Manitowoc, Wisconsin, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are being mailed to shareholders on or about April 8, 2003.

On February 26, 2003, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 26,542,111 shares of Company Common Stock, $0.0l par value per share (the “Common Stock”). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Company’s Dividend Reinvestment Plan and RSVP Profit Sharing Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the four director nominees and FOR approval of the proposed 2003 Incentive Stock and Awards Plan.

The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by mail, but also may be made by telephone, facsimile or other means of communication by certain directors, officers, employees, and agents of the Company. Such directors, officers, and employees will receive no compensation for these efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500 plus reasonable out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (four at the Annual Meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

1.	ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting. The names of the nominees to the Board are set forth below, along with additional information regarding such persons. If elected, Messers Duval, Packard and Growcock will hold office for a three year term expiring in the year 2006, or until their respective successors are duly elected and qualified, and Mr. Nosbusch will hold office for a two year term expiring in the year 2005, or until his successor is duly elected and qualified. All nominees are presently serving as directors of the Company.

The election will be determined by a plurality of the votes duly cast. Shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. The four nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

The Board of Directors Recommends Election of the Nominees Whose Names Follow

Nominees for Three-Year Terms Expiring at the Annual Meeting To Be Held  in the Year 2006

Daniel W. Duval, 66, director (1987 to present) and former Chairman and CEO (9/02-2/03) of Arrow Electronics, Inc. of Melville, New York. Arrow Electronics, Inc. is a worldwide distributor of electronic components and computer products and a leading provider of services to the electronics industry. Previously Vice Chairman and director (until 12/99), President, and Chief Executive Officer (1986-1998) of Robbins & Myers, Inc., a global manufacturer of specialized fluid management products and systems headquartered in Dayton, OH. Also previously, President and Chief Operating Officer and director of Midland-Ross, Corp. Also, a director of Gosiger, Inc., Dayton, OH (privately held) and Miller Valentine Group, Dayton, OH (privately held). Formerly a director of ABC-NCO, Inc. Downers Grove, IL, and National City Bank, the Ohio Chartered Bank of National City Corporation, Cleveland OH. Appointed to The Manitowoc Company’s Board of Directors in 2000. (3)

James L. Packard, 60, Chairman of the Board (since 1986), President (1980-2002) and Chief Executive Officer (since 1984) of REGAL-BELOIT CORPORATION. REGAL-BELOIT is a worldwide manufacturer of mechanical power transmission equipment, electric motors and controls, and electric power generators headquartered in Beloit, WI. Also a director of Clarcor, Inc., Rockford, IL, and First National Bank and Trust, Beloit, WI (privately held). Appointed to The Manitowoc Company’s Board of Directors in 2000. (1), (2)

Terry D. Growcock, 57, Chairman (since 10/02) and Chief Executive Officer (since 1998) of The Manitowoc Company, Inc. (also President from 1998 to 10/02). Previously, President and General Manager of Manitowoc Ice, Inc. (1996-1998); also Executive Vice President of Manitowoc Equipment Works (1994-1996). Prior to joining Manitowoc, Mr. Growcock served in numerous management and executive positions with Siebe plc. and United Technologies. Elected to The Manitowoc Company’s Board of Directors in 1998.

Nominee for Two-Year Term Expiring at the Annual Meeting To Be Held in the Year 2005

Keith D. Nosbusch, 52, President, Control Systems, a business unit of Rockwell Automation, Inc. and Senior Vice President of Rockwell Automation, Inc. (11/98 to present). Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. Previously, Senior Vice President Control and Information Group, Rockwell Automation, Inc. (1/96-11/98). Also previously, Vice President, Control Logic, Automation Group, Rockwell Automation, Inc. (1994-1/96). Also previously, Vice President, Presence Sensing, Automation Group, Rockwell Automation, Inc. (1988-1994). Appointed to the Manitowoc Company’s Board of Directors in February 2003. (2)

Members of Board of Directors Continuing In Office

Terms Expiring at the Annual Meeting To Be Held in the Year 2004

Gilbert F. Rankin, Jr., 70, former Director of Administration, Operations, and Facilities, College of Engineering, Cornell University, Ithaca, NY. Elected to The Manitowoc Company’s Board of Directors in 1974. (1), (3)

Robert C. Stift, 61, former Chairman, President and Chief Executive Officer (3/00-12/01) of Strategic Industries, LLC, Hagerstown, MD, a manufacturer of industrial and consumer products. Previously, Chairman and Chief Executive Officer (8/99-1/00) of Lighting Corporation of America, Hagerstown, MD. Also previously Chairman and Chief Executive Officer (6/98-8/99) of USI Diversified Products Company, Hagerstown, MD; and Chairman and Chief Executive Officer (5/92-4/98) of Grove Worldwide (a division of Hanson PLC), Shady Grove, PA. Also a Director of Strategic Industries, LLC (privately held). Elected to The Manitowoc Company’s Board of Directors in 1998. (1), (2), (3)

Virgis W. Colbert, 63, Executive Vice President (since 1997) of Miller Brewing Company, a leading beer brewer and producer headquartered in Milwaukee, WI. Since 1979, Mr. Colbert has held several operational and management positions with Miller Brewing, including Senior Vice President of worldwide operations (1995), Senior Vice President of Operations (1993), and Vice President of Plant Operations (1990). Also a Director of Delphi Automotive Systems Corporation, Troy, MI, Weyco Group, Inc., Milwaukee, WI, and Manor Care, Inc., Toledo, OH. Appointed to The Manitowoc Company’s Board of Directors in 2001. (2), (3)

Terms Expiring at the Annual Meeting To Be Held in the Year 2005

Dean H. Anderson, 62, President and Owner of Dynamic Specialties, Inc. (privately held), specializing in the sale of equipment and systems to the factory and process automation markets located in Houston, TX. Previously Senior Vice President Strategic Development (7/97-3/01) and Vice President—Strategic Development (2/95-7/97) of ABB Vetco Gray Inc., an oilfield equipment manufacturer headquartered in Houston, TX. Former President (1/90-1/95) of Foster Valve Corporation in Houston, TX.; also former President and Chief Executive Officer (1988-1989) of Steego Corporation, Houston, TX. Elected to The Manitowoc Company’s Board of Directors in 1992. (1)

Robert S. Throop, 65, former Chairman and Chief Executive Officer (12/84-12/96) of Anthem Electronics, Inc., a distributor of electronic products headquartered in San Jose, CA. Also a director of The Coast Distribution System, Inc., Morgan Hill, CA, and Azerity, San Jose, CA. Elected to The Manitowoc Company’s Board of Directors in 1992. (2)

(1)	Audit Committee
(2)	Compensation Committee
(3)	Corporate Governance Committee

Director Independence

At its February 2003 Board meeting, the Board unanimously determined that a director who meets all of the following criteria will be presumed by the Board to have no material relationship with the Company:

1.	During the five year period prior to the time in question, the director was not an employee or officer and no member of the director’s immediate family was an officer of the Company or any subsidiary or other entity controlled by or under common control with the Company (an “Affiliate”).

2.	During the five year period prior to the time in question, neither the director nor any member of the director’s immediate family has been affiliated with or employed by a (present or former) auditor of the Company (or an Affiliate).

3.	During the five year period prior to the time in question, neither the director nor any member of the director’s immediate family has been part of an interlocking directorate in which an executive officer of the Company served or serves on the compensation committee of another company that now employs, or during such five year period employed, the director.

4.	During the five year period prior to the time in question, the director did not receive (directly or indirectly) any compensation from the Company (or an Affiliate) other than director fees and such other compensation permitted by law, rule or regulation. Permitted fees may be in cash and/or company stock or options or other in-kind consideration ordinarily made available to other directors of the Company, as well as other regular benefits that other directors receive from time to time. The receipt of pension or similar payments or benefits during the previous five years will not be considered impermissible compensation.

5.	During the previous fiscal year and from the end of that year up to the time in question, neither the Company nor any Affiliate has made any charitable contributions in excess of $1,000 to any organization in which a director is affiliated.

6.	During the previous fiscal year and from the end of that year up to the time in question, neither the director nor any member of the director’s immediate family or any “associate” of the director has been indebted to the Company or any Affiliate in an aggregate amount in excess of $60,000. (For this purpose, indebtedness does not include amounts due for purchases subject to usual trade terms, for ordinary travel and expense payments and for other transactions in the ordinary course of business. It does include any indebtedness for short-swing profits arising under Section 16(b) of the Securities Exchange Act of 1934.)

7.	During the previous fiscal year and from the end of that year up to the time in question, neither the director nor any member of the director’s immediate family was an executive officer or director of, or owned, of record or beneficially, in excess of a 5% equity interest in any business or professional entity (including non-profit organizations) to whom the Company or any Affiliate paid more than or from whom the Company received more than the lesser of $500,000 or an amount equal to one percent (1%) of such business’s annual revenue in such year or otherwise had a substantial business relationship with the Company or an Affiliate.

8.

During the previous fiscal year and from the end of that year up to the time in question, neither the director, nor any member or the director’s immediate family, nor any firm in which the director or any member of the director’s immediate family is (or at the time of the transaction, was) an executive officer or director or owns (or at the time of the transaction, owned) (of record or beneficially) in the aggregate, more than 5% of the equity interests, engaged in any transaction with the Company or any Affiliate, in which the amount involved exceeds the lesser of $500,000 or an amount equal to one percent (1%) of such business’s annual revenue in such year or otherwise had a substantial business relationship with the Company or an Affiliate.

9.	Neither the director nor any associate of the director, is a party adverse to the Company or any of its Affiliates in any legal proceedings, or has an interest adverse to the Company or any of its subsidiaries in any pending or threatened legal proceedings.

In the event of any concern regarding the definition of any of the terms set forth in the foregoing criteria, the Board will look to the definition and guidance given for such terms in the Directors and Officers Questionnaire then most recently issued by the Company. The foregoing criteria may also be viewed at the Company’s website—www.manitowoc.com.

The Board has determined that all non-employee directors other than Mr. Robert Stift meet the foregoing criteria and that Mr. Stift’s only failure to meet any of the foregoing criteria is a consequence of the fact that (a) he was previously an executive officer and chairman of Grove Worldwide, a predecessor in interest to Grove Investors, Inc., which was acquired by the Company in August 2002, and (b) Mr. Stift receives a SERP benefit from Grove U.S. LLC. Since as of May 2003, it will have been more than five years since Mr. Stift retired from Grove and since the receipt of the SERP is in essence a pension benefit or deferred compensation for prior service that is not in any way contingent on continued service, the Board has determined that Mr. Stift does not have a material relationship with the Company.

Therefore, the Board has determined that none of the non-employee directors (including Mr. Stift) has a material relationship with the Company.

2.	APPROVAL OF PROPOSED 2003 INCENTIVE STOCK AND AWARDS PLAN

The Board of Directors of the Company has adopted The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan (the “2003 Stock Plan”), subject to approval by the holders of Common Stock of the Company at the 2003 Annual Meeting of Shareholders of the Company. The 2003 Stock Plan provides for both short-term and long-term incentive awards. Stock-based awards may take the form of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), or performance share awards (“Performance Shares”). Performance unit awards (Performance Units) are measured in monetary units. Options, SARs, Restricted Stock, Performance Units and Performance Share awards are sometimes collectively referred to as “Stock Plan Awards” and the Common Stock of the Company is sometimes referred to as the “shares.”

MATERIAL TERMS OF THE 2003 INCENTIVE STOCK AND AWARDS PLAN

The following summary description of the 2003 Stock Plan is subject in all respects to the full text of the 2003 Stock Plan which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. A copy of the 2003 Stock Plan will be furnished without charge to any person entitled to receive a copy of the Company’s Form 10-K upon written request addressed to the attention of Maurice D. Jones, Vice President, General Counsel and Secretary of the Company. See the paragraph captioned “Annual Report” under Section 11 of this Proxy Statement.

Purpose and Eligibility

The 2003 Stock Plan is designed to attract and retain executives, key employees, consultants and advisors of outstanding training, experience and ability; increase shareholder value; provide motivation by means of performance-related incentives to achieve performance goals; and enable participants to share in the growth and financial success of the Company. The Committee may grant Stock Plan Awards to such officers, key employees, consultants or advisors of the Company or any of its affiliates as it selects. Persons selected to receive Stock Plan Awards are sometimes collectively referred to as “Participants.”

Stock Subject to the Plan

The total number of shares of the Company’s Common Stock available for awards under the 2003 Stock Plan will be 3,000,000 shares subject to adjustment for stock splits, stock dividends and certain other transactions or events. As to awards that are Restricted Stock, Performance Units, or Performance Shares that are paid in shares or the value of which is based on the fair market value of shares, the Company may not issue or make payment as to more than 1,000,000 shares in the aggregate. The number of shares reserved for issuance under the 2003 Stock Plan is reduced only by the net number of shares delivered in payment or settlement of awards. If any shares subject to grant under The Manitowoc Company, Inc. 1995 Stock Option Plan again become available for grant while that plan remains in effect but after the effective date of the 2003 Stock Plan, those shares shall be available for grant under the 2003 Stock Plan and will not be available for grant under the prior plan.

During any calendar year during any part of which the 2003 Stock Plan is in effect, no Participant may receive: an award of Options, with or without any related SARs, or SARs not related to Options, for more than 300,000 shares; an award of Restricted Stock of more than 200,000 shares; an award of Performance Shares relating to more than 200,000 shares; an award of Performance Units with a designated dollar value that exceeds $3,000,000; and/or an award of Performance Units the value of which is based on the fair market value of shares relating to more than 200,000 shares. In each case the maximum number of shares is subject to adjustment for stock splits, stock dividends and certain other transactions and events.

Administrator

The Compensation Committee of the Company’s Board of Directors, or any successor committee with similar authority which the Board may appoint, which in either case consists of not less than two members of the Board who meet the “outside” director requirements of section 162(m) of the Internal Revenue Code (the “Code”) and the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”), will administer the 2003 Stock Plan. The 2003 Stock Plan authorizes the Committee to establish rules and regulations as it may deem appropriate for the proper administration of the 2003 Stock Plan, to make determinations under and interpretations of the 2003 Stock Plan, and to take other steps in connection with the 2003 Stock Plan and awards under it as it may deem necessary or advisable, in each case in its sole discretion. The Board may also exercise any authority granted to the Committee except to the extent that the grant or exercise of authority by the Board would cause any qualified performance-based award to cease to qualify for exemption under Code section 162(m).

The Committee may delegate any or all of its powers and duties under the 2003 Stock Plan, including its authority to make awards under the 2003 Stock Plan or to grant waivers of 2003 Stock Plan conditions to one or more other committees as it shall appoint provided the Committee may not delegate its authority to act on matters affecting any Participant who is subject to the reporting requirements of Section 16(m) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act; or amend or modify the 2003 Stock Plan.

Options

The Committee may from time to time grant Options to Participants. Each Option will be a nonqualified stock option unless the Committee at the time of grant designates the Option as an “incentive stock option” as such term is defined in Section 422 of the Code (“ISO”). The Committee will determine the per share option price which will be not less than the fair market value of the Company’s Common Stock on the date of the grant of the Option. The Committee will determine the term of each Option. The term of an Option, however, may not exceed a period of ten (10) years from the date of its grant.

An Option will be exercisable at such times and subject to such conditions as the Committee shall determine, subject to the 2003 Stock Plan. Notwithstanding any vesting restrictions on the exercise of an Option, an Option shall be fully exercisable upon a Participant’s termination of employment due to death or disability (as defined in the Company’s long-term disability program). Unless the Committee shall provide otherwise, the Participant may make any payment for shares purchased upon exercise of an Option in cash, by delivery of shares of the Company’s Common Stock which have been beneficially owned by the Participant for at least six months or by a combination of cash and stock, at the election of the Participant. The Committee may also permit payment through a cashless exercise executed through a broker.

Options which are ISOs may be exercised no later than three months after termination of employment by reason of death, early or normal retirement or total and permanent disability. The aggregate fair market value of the stock for which an ISO is exercisable for the first time by a Participant during any calendar year under the 2003 Stock Plan or any other plan of the Company or any subsidiary may not exceed $100,000. To the extent the fair market value of the shares attributable to ISOs first exercisable in any calendar year exceeds $100,000, the excess portion of the ISO will be treated as a nonqualified option.

SARs

The Company may from time to time grant SARs to Participants in tandem with Options or separate from any Option granted under the 2003 Stock Plan. SARs entitle the Participant to receive an amount equal to the excess of the fair market value of one share of the Company’s Common Stock on the date of exercise over the per share grant or option price multiplied by the number of shares in respect of which the Participant exercises the SARs. If the Committee grants SARs independent of an Option, the grant price of the SARs will be not less than the fair market value of a share of the Company’s Common Stock on the date of grant multiplied by the number of shares subject to the SARs. Upon exercise of SARs, the Company may pay the Participant in cash, Company Common Stock or a combination of stock and cash.

In the case of a SAR issued in tandem with an Option, the total number of shares of the Company’s Common Stock which a Participant may receive upon exercise of a SAR for stock may not exceed the total number of shares subject to the related Option or portion of Option. The total amounts of cash which a Participant may receive upon exercise of a SAR for cash may not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion of Option.

With respect to Options issued in tandem with SARs, the right of a Participant to exercise the SAR will be cancelled if and to the extent the Participant exercises the related Option, and the right of a Participant to exercise an Option will be cancelled if and to the extent the Participant exercises the related SAR.

SARs shall be exercisable at such times and subject to such conditions as the Committee shall determine, subject to the 2003 Stock Plan. Notwithstanding any restrictions on the exercise of SARs, SARs held by a Participant as of the Participant’s termination of employment due to death or disability (as defined in the Company’s long-term disability program) shall be fully exercisable.

Restricted Stock

The Committee may from time to time grant shares of Restricted Stock to Participants. Restricted Stock means shares that are subject to a risk of forfeiture and/or restrictions on transfer, as determined by the

Committee, which may lapse upon the achievement or partial achievement of Performance Goals during the restriction period. An award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Upon a Participant’s death or disability (as defined in the Company’s long-term disability program), restrictions on Restricted Stock shall be accelerated and all of the applicable Performance Goals shall be deemed to have been achieved.

Performance Units and Performance Shares

The Committee may from time to time grant Performance Units and/or Performance Shares under the 2003 Stock Plan to Participants. A Performance Unit is the right to receive incentive compensation up to the amount described in a Participant’s award agreement, upon the attainment of one or more specified Performance Goals, subject to the terms and conditions of the award agreement and the 2003 Stock Plan. A Performance Share is the right to receive shares up to the amount described in a Participant’s award agreement, upon the attainment of one or more specified Performance Goals, subject to the terms and conditions of the award agreement and the 2003 Stock Plan. Performance Goals are a performance measure that will be based upon one or more of the following business criteria which the Committee establishes with respect to the Company and/or any of its subsidiaries or a division, business unit or component of the Company or a subsidiary: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

Upon a Participant’s termination of employment due to death or disability (as defined in the Company’s long-term disability program), however, all Performance Goals applicable to Performance Shares or Performance Units held by the Participant as of such termination of employment shall be deemed to have been achieved.

Stock Plan Awards to Participants Employed in Foreign Countries

The Committee may from time to time grant Stock Plan Awards to Participants employed in foreign countries. The Committee may provide for special terms, including cash payments and other substitutes for the previously described awards under the 2003 Stock Plan for Participants who are foreign nationals or who are employed outside the United States of America to accommodate differences in local law, tax policy or custom.

Conditions to Payment of 2003 Stock Plan Awards

Subject to the terms of the 2003 Stock Plan, the Committee may waive any restrictions or conditions applicable to any Stock Plan Award or the exercise of an award, and the Committee may modify, amend, or cancel any of the other terms and conditions applicable to an award by mutual agreement between the Committee and the Participant or any other person with an interest in the award, so long as any amendment or modification does not increase the number of shares issuable under the 2003 Stock Plan, as adjusted for stock splits, stock dividends, and certain other transactions or events affecting the Company Common Stock.

The Committee has sole discretion to alter selected Performance Goals, subject to shareholder approval, to the extent required to qualify an award for the performance-based exemption provided by Code section 162(m) and, if the Committee determines advisable, to grant an award which does not qualify for that exemption.

The Committee’s authority to administer the 2003 Stock Plan and modify or amend Stock Plan Awards extends beyond the termination date of the 2003 Stock Plan. Except for adjustments due to stock splits, stock dividends, and certain other transactions and events, the Committee may not decrease the exercise price for any outstanding Option or SAR after its grant date or allow a Participant to surrender an outstanding Option or SAR granted under this plan to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

The Committee will make appropriate arrangements for payment of any taxes and other amounts required to be withheld by federal, state or local law prior to distribution of cash, stock or other stock-based awards to any Participant. The Committee may permit, in accordance with its rules, a Participant to pay all or a portion of withholding taxes arising in connection with an award by electing to have the Company withhold shares received in connection with the award, tendering back to the Company shares received in connection with the award, or delivering other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

Transferability of Awards, Options and SARs

No Stock Plan Awards may be transferred, pledged, assigned or otherwise disposed of by a Participant except as permitted by the 2003 Stock Plan without the consent of the Committee, otherwise than by will or the laws of descent and distribution. The 2003 Stock Plan permits transfers of Awards to the spouse, children, or grandchildren of a Participant, or to trusts or partnerships for their benefit, under certain circumstances.

Change of Control

Unless the Committee determines otherwise at the time of grant of an award or otherwise provides a result more favorable to holders of awards, upon the occurrence of a Change of Control:

•	Each holder of an Option shall have the right to exercise the Option in full whether or not the Option was already exercisable and shall have the right to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control price of the shares covered by the Option that is surrendered over the exercise price of such shares under the award;

•	Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control price of such Restricted Stock;

•

Each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period. Each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit. All annual incentive awards that are earned but not yet paid shall be paid, and all annual incentive awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of the Participant’s maximum award opportunity for the fiscal year, and a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is twelve (12). For this purpose, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the fair market value of shares, shall be based on, the Change of Control price.

The Change of Control price means the highest of the following: (i) the fair market value of the shares, as determined on the date of the Change of Control; (ii) the highest price per share paid in the Change of Control transaction; or (iii) the fair market value of the shares, calculated on the date of surrender of the relevant award in response to the Change in Control transaction, but this clause shall not apply if pursuant to the Change of Control transaction or an agreement to which the Company is a party governing the Change of Control transaction, all of the shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

Change of Control means the occurrence of any one of the following:

•	Any person (other than an employee benefit plan of the Company or of any subsidiary of the Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of the Company representing at least 30% of the combined voting power of the Company’s then outstanding securities;

•	The Company is merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation engaged in by the Company effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

•	The Company or any subsidiary sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds fifty percent (50%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be a “Change of Control;”

•	The Company dissolves and liquidates substantially all of its assets;

•

At any time when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean the individuals who, at the effective date of this plan, constitute the Board and any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a Change in Control transaction) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuous Directors; or

•	A determination by the Board, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred, which determination shall be made for the specific purpose of triggering operative provisions of this Plan.

Amendment and Termination

The Board of Directors of the Company may, from time to time, amend or modify the 2003 Stock Plan or any outstanding award under the 2003 Stock Plan as necessary or desirable to implement 2003 Stock Plan Awards, or may terminate the 2003 Stock Plan or any provision of the 2003 Stock Plan subject to the following limitations:

•	Shareholders must approve any amendment of the 2003 Stock Plan if required by the rules and/or regulations promulgated under Section 16 of the Exchange Act for this plan to remain qualified under Rule 16b-3, the Code or any rules promulgated under it to allow for incentive stock options to be granted under the 2003 Stock Plan or to enable the Company to comply with the provisions of Code section 162(m) so that the Company can deduct compensation in excess of the limitation set forth in that Code section, or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the shares are then traded to maintain the listing or quotation of the shares on that exchange; and

•	Shareholders must approve any of the following plan amendments: an amendment to materially increase any number of shares available for granting awards (except as such number may be adjusted for stock splits, stock dividends, and certain other transactions and events) and an amendment to shorten the restriction periods specified in the 2003 Stock Plan applicable to awards of Restricted Stock, or an amendment to the prohibition on repricing of Options or SARs also included in the 2003 Stock Plan.

No amendment to or termination of the 2003 Stock Plan or any provision of the 2003 Stock Plan and no amendment of any outstanding award may, without the consent of the Participant, adversely affect any outstanding award under the 2003 Stock Plan.

Federal Income Tax Consequences

The Federal income tax consequences described in this section are based on laws and regulations in effect on the date of this proxy statement and future changes in those laws and regulations may affect the tax consequences described below. No discussion of state income tax treatment or income tax treatment under any foreign jurisdiction has been included.

Nonqualified Stock Options

Options granted under the 2003 Stock Plan which do not qualify as ISOs will, in general, be subject to the following Federal income tax treatment:

The grant of a nonqualified option does not give rise to any income tax consequences to either the Company or the Participant. The exercise of a nonqualified option generally results in ordinary taxable income to the Participant in the amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from taxable income is allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant.

Upon a subsequent taxable disposition of shares, a Participant recognizes short-term or long-term capital gain (or loss) depending on the holding period, equal to the difference between the amount received and the tax basis of the shares, usually the fair market value at the time of exercise.

Incentive Stock Options

Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment.

The grant of an ISO does not give rise to any income tax consequences to either the Company or the Participant. No deduction is allowed to the Company on a Participant’s exercise of an ISO. A Participant’s exercise of an ISO does not result in ordinary income to the Participant for regular tax purposes, but may result in the imposition of or an increase in alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the Participant’s computation of alternative minimum taxable income in the year of exercise.

If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the Participant recognizes ordinary taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Capital gain (long-term or short-term depending upon the holding period) is recognized by the Participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. Capital loss (long-term or short-term depending upon the holding period) is recognized by the Participant at the time of such a disposition to the extent that the fair market value at the time of the exercise of the ISO exceeds the amount of proceeds from the sale. The Company is entitled to a deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary income recognized by the Participant.

If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise in a taxable transaction, the Participant recognizes long-term capital gain or loss at the time of the disposition in an amount equal to the difference between the amount realized by the Participant on the disposition and the Participant’s basis in the shares. The Company will not be entitled to any income tax deduction with respect to the ISO.

Stock Appreciation Rights

Any SAR granted under the 2003 Stock Plan will, in general, be subject to the following Federal income tax treatment:

The grant of a SAR does not give rise to any income tax consequences to either the Company or the Participant. Upon the exercise of a SAR, the Participant recognizes ordinary income equal to the amount of any cash plus the fair market value of any shares of Common Stock received. The Company is generally allowed a deduction in an amount equal to the income recognized by the Participant.

Restricted Stock

Restricted Stock granted under the 2003 Stock Plan will, in general, be subject to the following Federal income tax treatment:

The grant of Restricted Stock generally does not give rise to any tax consequence to the Company or the Participant in the absence of a Code section 83(b) election. If no election is made, the Participant recognizes ordinary income upon the lapse of the restrictions on the shares. The amount of income is the fair market value of the shares when the restrictions lapse. If the Participant makes a Code section 83(b) election within thirty (30) days of the date of grant, the Participant is deemed to have received ordinary income at the time of the grant of Restricted Stock equal to the fair market value of the shares granted (less the amount, if any, paid for the shares), determined without regard to the restrictions on the shares. If the Restricted Shares are subsequently forfeited after a Code section 83(b) election is made, but before the restrictions lapse, the Participant is not entitled to claim the loss for income tax purposes.

The Company or a subsidiary will be entitled to a deduction for income tax purposes when the Participant realizes ordinary income either upon the occurrence of the Code section 83(b) election or when the restrictions lapse. The amount of the deduction will equal the amount of ordinary income recognized by the Participant.

Performance Units and Performance Shares

Any Performance Units or Performance Shares granted under the 2003 Stock Plan will, in general, be subject to the following Federal income tax treatment:

The grant of a Performance Unit or Performance Share does not give rise to any tax consequences to either the Company or the Participant. Upon payment of cash pursuant to a Performance Unit, the Participant recognizes ordinary income equal to the amount of the payment and the Company is generally allowed a deduction in an equal amount. Upon the issuance of the Company’s Common Stock pursuant to a Performance Share award, generally the Participant recognizes ordinary income equal to the fair market value of the shares received, or if received subject to certain restrictions, the fair market value of the shares when no longer restricted. The Participant recognizes ordinary income on the receipt of any dividend equivalents that may be paid on Performance Shares. A deduction from taxable income is allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant with respect to Performance Shares.

Internal Revenue Code Sections 162(m) and 280G

Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Amounts in excess of $1,000,000 are not deductible unless one of several exceptions apply. The Committee intends to grant awards under the 2003 Stock Plan that are designed, in most cases, to qualify for one such exception, the performance-based compensation exception. Grants of Options, SARs, Restricted Stock, as well as Performance Units and Performance Shares can be structured so as to qualify for this exception. The Company does not anticipate that Code Section 162(m) will have a material impact on its ability to deduct compensation payable under the 2003 Stock Plan. Section 280G of the Internal Revenue Code limits the Company’s income tax deduction in the event there is a change of control of the Company. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those Stock Plan Awards that become immediately exercisable in the event of a change of control of the Company.

Other Disclosures

Market Price of Common Stock

The closing price of a share of the Company’s Common Stock on the New York Stock Exchange on February 26, 2003, was $18.51.

New Plan Benefits

The Company cannot determine the number of awards under the 2003 Stock Plan to be received by all current executive officers as a group and all other key employees as a group. In 2002, however, approximately 133 employees received option grants under the 1995 Stock Plan. See “Option Grants in Fiscal Year 2002” for information relating to the stock options rights granted to the Company’s five most highly compensated executive officers. The number and nature of the 2003 Stock Plan awards will be determined by the Committee pursuant to the terms of the 2003 Stock Plan.

Required Vote

The affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Common Stock is required for approval and ratification of the Plan, provided that a majority of the outstanding shares of the Company’s Common Stock are voted on the proposal. Assuming that proviso is satisfied, any shares not voted (whether by broker nonvote or otherwise, except abstentions) have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 2003 Stock Plan.

The Board recommends that you vote FOR the approval of the 2003 Incentive Stock and Awards Plan. Proxies solicited by the Board of Directors will be voted FOR approval and ratification of the proposed 2003 Incentive Stock and Awards Plan unless the shareholder has specified otherwise.

Equity Compensation Plans

The following table summarizes, as of December 31, 2002, the number of shares of the Company’s common stock that may be issued under the Company’s equity compensation plans pursuant to which grants of options, warrants and rights to acquire shares may be made from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans not approved by security holders (1)	2,052,755 (2)	$25.02 (2)	252,064 (2)

Equity compensation plans not approved by security holders	—	—	—

Total (3)	2,052,755	$25.02	252,064

(1)	Consists of the Company’s 1995 Stock Plan, 1999 Non-Employee Director Stock Option Plan and Deferred Compensation Plan. For a description of the key provisions of those plans, see the discussion contained herein in Item 8—Report of the Compensation Committee on Executive Compensation, under the headings “1995 Stock Plan” and “Deferred Compensation Plan” and the discussion contained herein in Item 4—Compensation of Directors.

(2)	Column (a) does not include 133,792 common stock units issued under the Deferred Compensation Plan. Each common stock unit represents the right to receive one share of Company common stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the common stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the common stock units. As a result, the weighted-average exercise price in column (b) is calculated solely on the basis of outstanding options issued under the 1995 Stock Plan and the 1999 Non-Employee Director Stock Option Plan, and does not take into account the common stock units issued under the Deferred Compensation Plan. The operation of the Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company common stock to meet the needs of the plan. Accordingly, since there is no specific number of shares reserved for issuance under the Deferred Compensation Plan, column (c) includes only those shares remaining available for issuance under the 1995 Stock Plan and the 1999 Non-Employee Director Stock Option Plan.

(3)	Does not include the 113,924 shares underlying the stock options issued under the Grove Investors, Inc. 2001 Stock Incentive Plan, which were assumed by the Company in connection with the acquisition of Grove Investors, Inc. Those options have a weighted average exercise price of $18.30. No additional options may be granted under the Grove Investors, Inc. 2001 Stock Incentive Plan.

3.	OWNERSHIP OF SECURITIES

Stock Ownership of Beneficial Owners of More than Five Percent

The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding Common Stock as of December 31, 2002.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Perkins, Wolf, McDonnell & Company (1) 310 S. Michigan Avenue, Suite 2600 Chicago, Illinois 60604	3,512,190	13.2%

(1)	This information is based solely on a Schedule 13G, filed with the SEC by Perkins, Wolf, McDonnell & Company on January 31, 2003. In that filing, Perkins, Wolf, McDonnell & Company reports that it has sole voting and investment power with respect to 13,150 of the shares, and that it shares investment and voting power with respect to 3,499,040 of the shares. 2,200,000 of those shares, or 8.34% of the Company’s outstanding Common Stock, are also reported as owned by Berger Small Cap, and in a separate Schedule 13G filing, dated March 14, 2003, Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority as to all of the 2,200,000 shares held by Berger Small Cap Fund. The 3,499,040 shares reported as owned by Perkins, Wolf, McDonnell & Company in its Schedule 13G filing includes these 2,200,000 shares.

Stock Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of Common Stock by each director and director nominee of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by the directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of February 26, 2003. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, except that the executive officers and directors as a group own 6.0% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company’s Deferred Compensation Plan.

NAME	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		NUMBER OF DEFERRED COMMON STOCK UNITS BENEFICIALLY OWNED (2)

Dean H. Anderson	12,600	(5)	5,130
Thomas J. Byrne	14,935	(3)(4)(6)	3,190
Virgis W. Colbert	2,625	(7)	1,033
Daniel W. Duval	6,375	(9)(10)	1,305
Terry D. Growcock	133,280	(3)(4)(11)	5,724
Timothy J. Kraus	54,465	(3)(4)(12)	6,105
Thomas G. Musial	80,658	(3)(4)(8)	2,078
Keith D. Nosbusch	0		0
James L. Packard	3,375	(9)	1,753
Gilbert F. Rankin, Jr.	52,223	(5)(13)	1,266
Robert C. Stift	7,000	(5)(14)	3,639
Glen E. Tellock	43,206	(3)(4)(15)	2,371
Robert S. Throop	29,348	(5)	23,806

Total of all above named Executive Officers and Directors	440,090		57,400

Total of All Executive Officers and Directors as a group (16 persons)	1,525,304	(16)	133,792	(17)

(1)	Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

(2)	The Company has the sole right to vote all shares of Common Stock underlying the Common Stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.

(3)	For the following current executive officers, includes the indicated number of shares which were held in their respective RSVP Profit Sharing Plan accounts as of December 31, 2002, as to which they have sole voting power and shared investment power: Thomas J. Byrne—435, Terry D. Growcock—2,016, Timothy J. Kraus—8,661, Thomas G. Musial—5,078, and Glen E. Tellock—2,016.

(4)	Reflects shares beneficially owned under the RSVP Profit Sharing Plan, as amended effective April 1, 1999 to provide that, after July 1, 1999, Plan accounts are valued on a daily basis.

(5)	Includes 6,000 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(6)	Includes 11,875 shares which Mr. Byrne has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(7)	Includes 2,625 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(8)	Includes 59,603 shares which Mr. Musial has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(9)	Includes 3,375 shares which the director as the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(10)	Includes 3,000 shares as to which voting and investment power is shared with spouse.

(11)	Includes 41,351 shares as to which voting and investment power is shared with spouse. Also includes 89,913 shares that Mr. Growcock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting

(12)	Includes 40,365 shares which Mr. Kraus has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(13)	Includes 15,895 shares held in trust for the benefit of Mr. Rankin’s spouse and as to which Mr. Rankin is a co-trustee. Mr. Rankin disclaims beneficial ownership of these shares.

(14)	Includes 1,000 shares as to which voting and investment power is shared with spouse. Excludes 1,500 shares held by Mr. Stift’s spouse directly, as to which Mr. Stift disclaims beneficial ownership.

(15)	Includes 3,248 shares as to which voting and investment power is shared with spouse. Also includes 35,763 shares which Mr. Tellock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting. Excludes 150 shares held by Mr. Tellock’s spouse as custodian for their daughter.

(16)	Includes 60,246 shares as to which voting and investment power are shared and 1,079,521 shares, as of December 31, 2002, held by the RSVP Profit Sharing Plan Trust (persons within the group hold sole voting power with respect to 23,271 of these shares, and share investment power with respect to all of these shares by virtue of the Plan’s administration by an investment committee of executive officers).

(17)	Also includes 76,392 shares, as of February 26, 2003, as to which the Company, through certain officers, have sole voting power under the Deferred Compensation Plan Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons owning more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of equity and derivative securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange. In August 2002, the SEC accelerated those reporting requirements, requiring most changes to be reported within two business days of the date the transaction occurred rather than within ten days after the end of the month in which the transaction occurred or on a deferred basis annually. To the Company’s knowledge, based on information provided by the reporting persons, all applicable reporting requirements for fiscal year 2002 were complied with in a timely manner, except that (1) the acquisition of stock options on October 15, 2002 pursuant to a grant under the 1995 Stock Option Plan by each of Messrs. Growcock, Jones, Kraus, Laurino, Musial and Tellock was reported one day late, and (2) acquisitions of Common Stock on November 15, 2002 and November 29, 2002 pursuant to grants under the Deferred Compensation Plan by Mr. Wood were reported on December 16, 2002, because the purchases under the plan were not disclosed by the plan trustee to Mr. Wood until December 13, 2002.

4.	COMPENSATION OF DIRECTORS

Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors and committees of the Board. In addition, each non-employee director is paid an annual retainer of $30,000, each non-employee director serving as a committee chairman is paid an additional $5,000 annual retainer, and each non-employee director is paid an additional fee of $1,000 for each meeting of the Board of Directors and each committee meeting attended. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

Under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his/her annual retainer and meeting fees for future payment upon death, disability, termination of service as a director, a date specified by the participant, or the earlier of any such date to occur. By resolution of the Board of Directors in October 2000, effective January 1, 2001 and thereafter, one-half of the compensation payable to each director for his/her service as a director of the Company will be held by each director in Company Stock by means of each such director electing to defer a portion of his/her compensation under the Company’s Deferred Compensation Plan, and by each director making an appropriate election under the Deferred Compensation Plan so that one-half of the director’s total compensation (payable after January 1, 2001) from the Company for service as a director, will be held in Company Stock.

Amounts deferred by participating non-employee directors are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investment associated with bookkeeping accounts under the Deferred Compensation Plan are shares of the common stock of the Company for the Company Stock Fund and selected mutual funds for the Money Market Fund, Bond Fund, Balanced Fund, S & P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

At the Annual Meeting in 1999, the shareholders approved The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Option Plan. Pursuant to the terms of that Plan (as amended by the Board of Directors in 1999, 2001 and 2002), each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock on the date he/she becomes a director of the Company, and each continuing non-employee director is thereafter automatically granted an option to purchase additional 5,000 shares of Common Stock annually on the date of the first meeting of the Board of Directors occurring each calendar year. As amended, in the calendar year 2002 and forward the annual grant is 5,000 shares for each director.

5.	EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2002, December 31, 2001, and December 31, 2000, each component of compensation paid or earned for the Chief Executive Officer, and for each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2002.

SUMMARY COMPENSATION TABLE

				LONG-TERM COMPENSATION
		ANNUAL COMPENSATION
				Awards	Awards	Payouts
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1) (2)	Restricted Stock Award(s) ($) (3)	Securities Underlying Options/SARs (#) (4)	LTIP Payouts ($) (5)	All Other Compensation ($) (6)

Terry D. Growcock	2002	$648,077	$263,550	6,637	250,000	$0	$33,786
Chairman and Chief Executive	2001	$538,462	$0	0	0	$0	$31,977
Officer	2000	$450,000	$274,509	0	186,000	$257,604	$42,427

Timothy J. Kraus	2002	$274,038	$166,275	1,839	75,000	$8,145	$28,426
President, Food Service Group	2001	$225,385	$0	0	0	$0	$27,741
Vice President, The Manitowoc Company	2000	$173,846	$24,150	0	90,000	$62,980	$37,464

Glen E. Tellock	2002	$283,462	$77,810	1,839	100,000	$0	$25,655
President, Crane Group (5/02 to present);	2001	$225,385	$0	0	0	$0	$30,824
Sr. Vice President, The Manitowoc	2000	$185,769	$106,754	0	90,000	$123,662	$30,900
Company.

Thomas G. Musial	2002	$262,019	$69,025	1,839	75,000	$0	$26,312
Sr. Vice President Human Resources	2001	$225,385	$183,750	0	0	$0	$32,368
and Administration	2000	$191,423	$106,574	0	90,000	$209,861	$45,309

Thomas J. Byrne	2002	$180,000	$84,195	0	0	$23,818	$27,707
President, Marine Group	2001	$167,629	$116,152	0	0	$11,856	$19,328
Vice President, The Manitowoc Company	2000	$145,000	$49,508	0	44,500	$13,889	$61,346

(1)	Compensation deferred at the election of an executive officer pursuant to the Company’s Deferred Compensation Plan is included in the year earned. Under that Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

(2)	Reflects bonus earned and accrued during the year indicated without regard to any bonus bank balance under the EVA Plan that may have existed at the beginning of that year, and paid at the beginning of the next fiscal year.

(3)	Consists of shares of restricted Common Stock awarded on February 22, 2002 under the 1995 Stock Plan. The restrictions lapse in one third increments every year beginning with the first anniversary of the award date.

(4)	Consists entirely of stock options under the 1995 Stock Plan.

(5)	Reflects that portion of the bonus bank balance under the EVA Plan existing at the beginning of the year indicated, and paid at the beginning of the next fiscal year.

(6)	The 2002 amounts include: (a) the Company’s contributions to the RSVP Profit Sharing Plan as follows: Terry D. Growcock—$17,000, Timothy J. Kraus—$14,837, Glen E. Tellock—$14,503, Thomas G. Musial—$15,272, and Thomas J. Byrne—$14,826, (b) premiums paid by the Company relating to keyman group life insurance as follows: Terry D. Growcock—$639, Timothy J. Kraus—$639, Glen E. Tellock—$639, and Thomas G. Musial – $639, (c) Company contributions to the Deferred Compensation Plan as follows: Terry D. Growcock—$1,296 and Thomas J. Byrne—$2,881, and (d) tax preparation fees paid as follows: Terry D. Growcock—$2,450, Timothy J. Kraus—$2,950, Glen E. Tellock—$512 and Thomas G. Musial $401.

Retirement Plan

Under Manitowoc’s Supplemental Executive Retirement Plan, participants are entitled to receive retirement benefits equal to 55% of their five-year final average pay at normal retirement (age 65). The following table shows total amounts payable under the Plan, at normal retirement, at various rates of final average pay.

Final Average Pay	Annual Retirement Benefit

$200,000	$110,000
$300,000	$265,000
$400,000	$220,000
$500,000	$275,000
$600,000	$330,000
$700,000	$385,000
$800,000	$440,000
$900,000	$495,000
$1,000,000	$550,000

Benefits under the Plan are computed by averaging the participant’s final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP payments for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

Currently, the Compensation Committee has determined that an executive will not be eligible to participate under the plan until he/she has five credited years of service with the Company and/or its subsidiaries. As of December 31, 2002, the credited years of service for each of the executives officers named in the Summary Compensation Table who participate in the plan were as follows: Terry D. Growcock—9, Timothy J. Kraus—14, Glen E. Tellock—12 and Thomas G. Musial—27.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciationf or Option Term (2)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	5% ($)	10%($)

Terry D. Growcock	250,000	26.57%	$25.2300	10-15-2012	$3,966,753	$10,052,531

Timothy J. Kraus	75,000	7.97%	$25.2300	10-15-2012	$1,190,026	$3,015,759

Glen E. Tellock	100,000	10.63%	$25.2300	10-15-2012	$1,586,701	$4,021,012

Thomas G. Musial	75,000	7.97%	$25.2300	10-15-2012	$1,190,026	$3,015,759

Thomas J. Byrne	0	0.00%	$0	N/A	$0	$0

(1)	Consists of incentive and non-qualified options to purchase shares of Common Stock granted on October 15, 2002 pursuant to the 1995 Stock Plan. These options have an exercise price equal to the fair market value of Common Stock on the date of grant. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. Upon certain extraordinary events (e.g., the acquisition by a person of 30% or more of the Company’s voting stock, a change in the majority of individuals constituting the Board of Directors, or shareholder approval of a plan of merger or liquidation) as described in the 1995 Stock Plan, these options will become immediately exercisable. The Compensation Committee of the Board of Directors, which administers the 1995 Stock Plan, has the right to accelerate vesting of the options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(2)	The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the Commission and therefore do not forecast possible future appreciation, if any, of the Common Stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth the number of options and the value of such options held at the end of the last fiscal year by the executive officers named in the Summary Compensation Table.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) (1)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($) (2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Terry D. Growcock	38,743	$763,761	69,600	416,501	210,000	630,000

Timothy J. Kraus	3,600	$51,948	33,377	149,624	105,000	315,000

Glen E. Tellock	0	$0	29,000	171,100	121,432	315,000

Thomas G. Musial	0	$0	51,865	151,498	234,142	315,000

Thomas J. Byrne	2,625	$41,369	10,000	34,875	56,000	168,000

(1)	No SARs were outstanding at the end of fiscal 2002.

(2)	Based upon the difference between the option exercise prices and the $25.50 closing sale price of Common Stock on the New York Stock Exchange at the end of fiscal 2002.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

As described in more detail in the “Report of the Compensation Committee on Executive Compensation” below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. One third of a positive “bonus bank” balance is paid out at the end of each year. A negative bonus in any year is subtracted from the outstanding bonus bank balance. The amounts of the banked contingent incentive compensation awarded for fiscal 2002 to the executive officers named in the Summary Compensation Table are as follows:

Name	Amounts Banked $	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans

			Minimum ($)	Maximum ($)

Terry D. Growcock	$0	2002–2004	$0	$0

Timothy J. Kraus	$24,405	2002–2004	$0	$24,405

Glen E. Tellock	$0	2002–2004	$0	$0

Thomas G. Musial	$0	2002–2004	$0	$0

Thomas J. Byrne	$0	2002–2004	$0	$0

6.	MEETINGS OF THE BOARD AND ITS COMMITTEES

During the fiscal year ended December 31, 2002, the Board of Directors met six times. All members of the Board attended at least 75 percent of the meetings held by the Board and the committees on which they served. As required in the Corporate Governance Guidelines, the Board met in executive session at each regular

Board meeting during 2002. The Corporate Governance Guidelines provide that the chairperson of the Corporate Governance Committee will serve as the presiding director for the executive session. If for any reason the chairperson of the Corporate Governance Committee is unable to attend or perform the presiding role at a particular executive session, he/she will designate the chairperson of either the Compensation Committee or the Audit Committee to assume the role of the presiding director for the particular executive session.

The Company has standing Audit, Compensation, and Corporate Governance Committees of the Board of Directors. In the fiscal year ended December 31, 2002, there were four meetings of the Audit Committee, four meetings of the Compensation Committee, and three meetings of the Corporate Governance Committee.

Each Committee has a Committee Charter. The Company has also adopted Corporate Governance Guidelines. The current Committee Charters and the Corporate Governance Guidelines may be viewed on the Company’s website: www.manitowoc.com. The purpose of each committee is set forth in that committee’s charter.

7.	AUDIT COMMITTEE

The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the Company’s Corporate Governance Guidelines (which may be viewed on the Company’s website at www.manitowoc.com) and applicable law and the corporate governance listing standards of the New York Stock Exchange relating to audit committees. The Board has determined that Messers. Anderson and Stift are designated “financial experts” as defined in the Company’s Audit Committee Charter and in the Securities and Exchange Commission regulations. The Board further determined that all members of the Audit Committee are financially literate and that the designation of Messers. Anderson and Stift as financial experts does not mean that the other Audit Committee members do not meet the qualifications of a financial expert.

During 2002 the Board of Directors revised the Audit Committee Charter. A copy of the Charter is attached as Appendix A and can be viewed on the Company’s website: www.manitowoc.com. Additionally, during 2002 the Board of Directors adopted formal Disclosure Controls and Procedures as required by the law and the Securities and Exchange Commission.

Audit Committee Report

The purpose of the Audit Committee is to (A) assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the Company’s compliance with ethical standards established by law, rule, regulation and Company policy, and (6) the Company’s disclosure processes and procedures; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380); and

•	received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit

Committees), considered whether the provisions of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002.

Fees Billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2002

Audit Fees:

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for the professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 (the “2002 Audit”), including certain review procedures related to the Company’s quarterly financial statements, were $451,750. Expenses incurred by PricewaterhouseCoopers LLP and reimbursed by the Company in connection with the 2002 Audit were $74,500.

Financial Information Systems Design and Implementation Fees:

No fees were billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees:

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than for services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2002 were $1,650,199. This amount consists of the following:

•	$489,600 Acquisition and due diligence services
•	$405,939 Actuarial services and consulting[1]
•	$380,500 Worldwide statutory audit services
•	$243,260 SEC filings other than Forms 10-K and 10-Q
•	$130,900 Income tax compliance and consultation

[1]	PricewaterhouseCoopers, LLP was the actuarial service provider for Grove’s domestic postretirement benefit plans. These fees were incurred for acquisition accounting and post-acquisition final valuation actuarial services required for fiscal 2002. The Company has transitioned to an alternative actuarial service provider for these acquired plans in 2003.

Audit Committee

Dean H. Anderson, Chairman

James L. Packard

Gilbert F. Rankin, Jr.

Robert C. Stift

Independent Public Accountants

In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company has retained PricewaterhouseCoopers, LLP as its independent public accountants for the fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

8.	REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

The Company’s Compensation Committee (the “Committee”) currently is comprised of four outside directors of the Company. The Board has determined that each of the Committee members is “independent” as defined in the Company’s Corporate Governance Guidelines (which may be viewed at the Company’s website: www.manitowoc.com) and applicable law and New York Stock Exchange rules.

The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the Company’s philosophy, objectives, and policies. The Compensation Committee reviews and approves compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and provides an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations. In 2002, the Board of Directors revised the Compensation Committee Charter. A copy of the Compensation Committee Charter can be viewed at on the Company’s website: www.manitowoc.com.

Executive compensation consists of the following components:

•	Base salary compensation;
•	Short-term incentive compensation (the Economic Value Added Bonus Plan);
•	Long-term incentive compensation (the 1995 Stock Plan and 2003 Incentive Stock and Awards Plan, if approved);
•	Deferred Compensation Plan;
•	Supplemental Executive Retirement Plan; and
•	RSVP Profit Sharing Plan

Base Salary

Base salary compensation is set to be competitive with comparable positions at other durable goods manufacturing companies of similar size. The Committee references survey data of comparable companies obtained from a major compensation and benefits consulting firm and sets proposed base salaries at a level about equal to the midpoint of the survey data. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer’s experience, current performance and future potential, along with the Company’s financial performance.

The Economic Value Added Compensation Program

The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company along with certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for the Company’s shareholders. The Committee’s objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years in which the Company performs poorly.

Bonuses payable under the program are determined based on improvements in Economic Value Added (“EVA”), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges such as amortization of good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

Participants are divided into eleven classifications which have target bonus levels ranging from 2% to 75% of base salary. It is intended that the assignment of a particular classification correspond with a position’s relative effect on the Company’s performance.

Under the EVA Plan as amended, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant’s business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit. The Target EVA for an upcoming year is based on the prior fiscal year’s actual EVA plus the expected improvement in EVA for the current fiscal year. If the actual EVA for a given year is in excess of the target EVA for the year, the bonus calculation will produce an amount in excess of the participant’s target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual’s target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal 2002, the performance of the Company and its business units resulted in Plan compensation ranging from a negative 583% to a positive 251% of their targets.

In order to encourage a long-term commitment by executive officers and other key employees to the Company, the EVA Plan provides that if the bonus calculation for a given year produces an amount in excess of the participant’s target bonus, the excess amount will be placed in a “bonus bank” for the participant. A bonus bank account is also considered “at risk” in the sense that if EVA performance for a given year results in a bonus calculation for a given year that is negative, the participant’s bonus bank balance is reduced by the negative amount. It is possible that a participant may have a negative bank balance. A participant is not required to repay negative bonus bank balances.

If the participant began the year with a bank balance that was zero or positive, the participant’s bonus and bonus bank payable for that year would consist of the participant’s bonus earned up to the target bonus, plus one third of the participant’s positive bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

The EVA Plan was amended in July 2002 revising the method for determining the bonus pay out and the bank balance pay out if the participant began the year with a bank balance that was negative. If the participant began the year with a negative bank balance, but the EVA performance for the year resulted in a positive bonus calculation for the year, the participant’s bonus and bank balance payable for that year would consist of one hundred percent of the bonus earned up to the target bonus, plus one half of any bonus earned above 100% of the target, plus one third of any positive bonus bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus for the year or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

In addition, as amended in July 2002, once a participant has been in the EVA plan for three consecutive years, at the end of each year the participant will be paid the lesser of the ending bank balance of the bank balance at the end or the third prior year. In the event that a participant voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.

The 1995 Stock Plan

The Manitowoc Company, Inc. 1995 Stock Plan, provides that incentive stock options, non-qualified stock options, restricted stock, and limited stock appreciation rights may be granted to key employees of the Company. In fiscal 2002, stock options to purchase a total of 965,565 shares were granted to certain key employees selected by the Committee. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. In 2001 the Stock Plan was amended by the Board of Directors to (i) clarify that options granted may be transferred by a participant during his or her lifetime, only to his or her immediate family members, trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners; and (ii) provide that if the employment of a participant terminates as a result of the participant’s death or disability, all options held by the participant which were not vested at that time, will immediately be fully vested.

Deferred Compensation Plan

The Deferred Compensation Plan is intended to attract and retain well-qualified persons for service as non-employee directors of the Company or as key employees and to promote identity of interest between the Company’s non-employee directors and key employees and its shareholders by encouraging investment in the common stock of the Company (“Company Stock”). Eligibility is limited to non-employee directors and key employees of the Company. Compensation deferral is permitted until death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such date to occur.

Deferred amounts are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investment associated with bookkeeping accounts under the Deferred Compensation Plan are Company Stock for the Company Stock Fund and selected mutual funds, also used in the Company 401(k) Retirement Plan for the Money Market Fund, Bond Fund, Balanced Fund, S&P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash.

Although not a requirement of the Deferred Compensation Plan, by resolution of the Board of Directors in October 2000, effective January 1, 2001, and thereafter the Board of Directors has self-imposed a requirement that a minimum of 50% of a non-employee director’s compensation must be deferred to the Company Stock Fund. A non-employee director may make a deferral election with respect to the remaining 50% of the director’s compensation in increments of 5% and may choose the Funds applicable to those amounts. Compensation, for purposes of a non-employee director, means retainer fees paid for service as a member of the Board of Directors and for service on any Board committee, including attendance fees.

A key employee participant may elect to defer, in whole percentages, up to 40% of regular pay and up to 100% of incentive bonuses. Credits to deferred compensation accounts for key employees (but not non-employee directors) will also include a contribution equal to the amount of deferred compensation of the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by the rate of fixed and variable profit sharing contributions that the participant has received from the Company for the year under the 401(k) Retirement Plan plus one percent. Key employee participants are not required to direct any minimum amount of deferred compensation into the Company Stock Fund.

The Board of Directors may at any time terminate or amend the Deferred Compensation Plan, except that no termination or amendment may reduce any account balance accrued on behalf of a participant based on deferrals already made or divest any participant of rights to which such person would have been entitled if the Deferred Compensation Plan had been terminated immediately prior to the effective date of such amendment. No amendment may become effective until shareholder approval is obtained if the amendment materially increases the benefits accruing to participants under the Deferred Compensation Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan, or materially modifies the eligibility requirements for Deferred Compensation Plan participation. There is no time limit on the duration of the Deferred Compensation Plan. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

Supplemental Executive Retirement Plan

Under Manitowoc’s Supplemental Retirement Plan, eligible executives are entitled to receive retirement benefits equal to 55% of their five year final average pay at normal retirement (age 65). Benefits under the plan are computed by averaging a participant’s final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP pay outs for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

RSVP Profit Sharing Plan

The purpose of the RSVP Profit Sharing Plan is to provide employees and the company with the opportunity to build retirement savings. The plan has three basic components:

1.	The 401(k) Savings Feature allows employees to set aside a portion of their eligible compensation on a pretax basis for retirement. Employee contributions are limited to the IRS maximum contribution allowed, which for 2002 was $11,000. Eligible compensation includes wages, bonus, overtime, etc. The IRS limit on eligible compensation used for plan contributions for 2002 was $200,000.

2.	The Company Matching Feature provides for a tiered match of up to 6% of pay. The plan matches 100% of the first 3% of pay that is contributed and then 50% on the next 3% of pay that is contributed. The matching contribution formula qualifies the plan for safe harbor treatment. Safe harbor treatment means that the plan automatically meets regulations designed to prevent it from favoring highly compensated employees. The match is no longer restricted to the Manitowoc Company Stock Fund effective January 1, 2001.

3.	The Retirement Plan Feature provides an annual company contribution of at least 3% of eligible compensation, contributed as a money purchase pension account. The plan also provides a variable profit sharing contribution dependent on EVA performance as a whole company. The employee does not need to participate in the 401(k) portion of the plan to be eligible to receive a contribution under the Retirement Plan Future.

There are nine different investment vehicles employees may choose to invest their retirement plan account. They include the Capital Preservation Fund, the Bond Fund, the Balanced Fund, the Stock Fund, the S&P Index Fund, the Small Cap Fund, Mid Cap Growth Fund, the International Fund, and The Manitowoc Company Stock Fund.

The plan is designed for long-term retirement savings. Therefore, distribution from the plan is allowed only upon the participant’s retirement, disability, death or termination of employment. At that time, the participant may take a cash distribution, roll the account to another qualified plan or an IRA, or purchase an annuity. In the case of the participant’s death, payment is made to the beneficiary. The plan does have a hardship withdrawal feature and a loan feature.

Chief Executive Officer Compensation

The factors used to determine the annual base salary and incentive compensation for Mr. Terry D. Growcock, the Company’s Chief Executive Officer (“CEO”), are the same as those described above for all executive officers. Mr. Growcock’s base salary during fiscal year 2002 was $648,077, which the Compensation Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similarly sized durable goods manufacturing companies (as determined by the above-mentioned salary survey data) as well as a subjective evaluation of Mr. Growcock’s individual performance and the Company’s overall performance.

Mr. Growcock’s EVA target bonus level for fiscal 2002 was 75% of base salary. As a result of the Company achieving positive EVA plan results in 2002, Mr. Growcock was paid incentive compensation of $263,500 and $0.00 was added to his bonus bank.

Based on a subjective consideration of the factors cited above for all grants under the 1995 Stock Plan, in fiscal 2002 Mr. Growcock was awarded 6,637 shares of restricted Common Stock and was granted incentive stock options for 7,926 shares of Common Stock and non-qualified stock options for 242,074 shares of Common Stock.

Tax Deductibility Of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s federal income tax deduction to $1,000,000 per year for compensation to its CEO and any of its four other highest paid executive officers. Qualified performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under the proposed 1995 Stock Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is the Committee’s intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of the Company and its shareholders.

Compensation Committee

Robert S. Throop, Chairman

Virgis W. Colbert

James L. Packard

Keith Nosbusch

Robert C. Stift

9.	PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, on Common Stock during the preceding five fiscal years, as compared to the cumulative total returns of the Standard and Poor’s (“S&P”) 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

THE MANITOWOC COMPANY, INC.; S&P 500;

AND THE S&P 600 INDUSTRIAL MACHINERY INDEX*

*In the April 2002 Proxy Statement, the Company used the S&P Diversified Machinery Index (500) for comparison. Since that index is no longer available, the Company cannot issue a comparison to that index and is using the S&P 600 Industrial Machinery Index.

10.	CONTINGENT EMPLOYMENT AGREEMENTS

The Company has entered into Contingent Employment Agreements (the “Contingent Employment Agreements”) with Messrs. Growcock, Tellock, Musial, Byrne, and Kraus, and certain other key executives and employees of the Company and certain subsidiaries. The Contingent Employment Agreements provide generally that in the event of a “change-in-control” of the Company, as defined therein, each executive will continue to be employed by the Company for a period of from one to three years thereafter. Under the Contingent Employment Agreements, each executive will remain employed at the same position held as of the change-in-control date, and will receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees. After a change-in-control, the executive’s compensation would be subject to upward adjustment at least annually based upon his contributions to the Company’s operating efficiency, growth, production, and profits. Each Contingent Employment Agreement terminates prior to the end of the applicable employment period, if the executive first attains the age of 65, voluntarily retires from the Company, or is terminated by the Company “for cause,” as defined in the Contingent Employment Agreement. In the event the executive is terminated by the Company without cause, the executive would be entitled to receive a monthly amount equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, through the end of the applicable employment period. In the event the executive is terminated by the Company for cause, the executive is only entitled to the salary and benefits accrued and vested as of the effective date of the termination. A Contingent Employment Agreement is terminable by either party at any time prior to a change-in-control. There are two categories of Contingent Employment Agreements. These categories are:

Level A. This category provides, in addition to the other general rights that are common among all the Contingent Employment Agreements, (i) the executive has the right to terminate his or her employment at any time within ninety days following a change-in-control and receive an immediate payout essentially equal to three times the executive’s base salary and three times the executive’s average incentive compensation over the previous three years, (ii) if any of the payments to the executive constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code, the Company will pay the executive an amount necessary to offset any excise tax or additional taxes resulting from the payment of any excess parachute payment, and (iii) if the executive exercises his/her rights outlined in clause (i) above, the executive will be prohibited from competing with the Company for the balance of the three year period.

Level B. The Level B form is the basic Contingent Employment Agreement without the special rights and non-competition obligations described above for the Level A form. The employment period for executives under the Level B form may be for any agreed upon period up to three years.

Mr. Growcock, Mr. Musial and Mr. Tellock have Contingent Employment Agreements with the rights described in Level A. Mr. Byrne and Mr. Kraus have Contingent Employment Agreements with the rights described in Level B, with a 3-year employment period.

11.	MISCELLANEOUS

Other Matters

Management knows of no business which will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

Shareholder Proposals

Shareholder proposals for the Annual Meeting of Shareholders in 2004 must be received no later than December 9, 2003 at the Company’s principal executive offices, P.O. Box 66, Manitowoc, Wisconsin 54221-0066, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s Annual Meeting proxy material under the Securities and Exchange Commission’s proxy rules.

Under the Company’s Bylaws, written notice of shareholder proposals for the 2003 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year’s Annual Meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received not less than 50 nor more than 75 days prior to such Annual Meeting, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

Annual Report

A copy (without exhibits) of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 has been provided with this Proxy Statement. It is also available through the Company’s website: www.manitowoc.com. In addition, the Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report. Such requests should be addressed to Maurice D. Jones, Vice President, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you and other shareholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact Maurice D. Jones, Vice President, General Counsel and Secretary (in writing: The Manitowoc Company, Inc., 2400 South 44th Street, P.O. Box 66, Manitowoc, Wisconsin 54221-0066 by telephone: 920-652-1741) with the names in which all accounts are registered. If you participate in householding and wish to receive a separate copy of the 2003 Annual Report or this Proxy Statement, please contact Maurice D. Jones at the above address or phone number. We will deliver the requested documents to you promptly upon your request. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.

By Order of the Board of Directors

MAURICE D. JONES

Vice President, General Counsel and Secretary

Manitowoc, Wisconsin

April 8, 2003

Appendix A

THE MANITOWOC COMPANY, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The purpose of the Audit Committee is (A) to assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, (5) the Company’s compliance with ethical standards established by law, rule, regulation and Company policy, and (6) the Company’s disclosure processes and procedures; and (B) prepare the report that SEC rules require be included in the Company’s annual proxy statement.

II.	ORGANIZATION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three active members of the Board, each of whom shall be independent. An audit committee member will be deemed “independent” only if he or she meets the criteria for independence for directors and audit committee members set forth in the Corporate Governance Guidelines of the Company and in applicable laws, rules and regulations.

An audit committee member may not be an affiliated person of the Company and may not receive (directly or indirectly) any compensation from the Company other than director fees and such other compensation permitted by law, rule or regulation. Permitted fees may be in cash and/or company stock or options or other in-kind consideration ordinarily made available to other directors of the Company, as well as other regular benefits that other directors receive.

The members and the chairman of the Audit Committee shall be determined by the Board taking into account the recommendation of the Chief Executive Officer and the Corporate Governance Committee. Membership on the Audit Committee and the chairperson appointment will be reviewed annually by the Chief Executive Officer and Corporate Governance Committee and rotated periodically (approximately every 3 to 6 years) consistent with the directors’ interests, areas of expertise and regulatory requirements. It is desirable that the Audit Committee chairperson who is stepping down from the chair position remain as an Audit Committee member for at least one additional year in order to facilitate a smooth transition and to endeavor to ensure that the new chairperson has at least one year of experience. The Audit Committee may designate a committee secretary who may be a committee member, an officer of the Company, the Company controller, assistant controller or internal audit director or manager.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall meet the requirements of a “financial expert” established by the SEC and applicable law and shall have, through education and experience as a public accountant or auditor or principal financial officer, comptroller, or principal accounting officer of a public company, or from a position involving the performance of similar functions:

(a)	An understanding of generally accepted accounting principles and financial statements;
(b)	experience in
(i)	the preparation or auditing of financial statements of companies generally comparable to the Company;
(ii)	the application of such principles in connection with the accounting for estimates, accruals, and reserves; and
(c)	experience with internal accounting controls; and
(d)	an understanding of audit committee functions.

III.	POLICIES

(a)	The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work and each such firm shall report directly to the Audit Committee.

(b)	The Audit Committee shall have sole authority to hire and fire independent auditors and to approve any significant non-audit relationship with the independent auditors.

(c)	The Company’s independent auditor may not provide to the Company, contemporaneously with the audit, any of the following non-audit services:
(i)	Bookkeeping or other services related to accounting and control.
(ii)	Financial information systems design and implementation.
(iii)	Appraisal or valuation services, fairness opinions or contribution-in-kind reports.
(iv)	Actuarial services.
(v)	Internal audit outsourcing services.
(vi)	Management function or human resources services.
(vii)	Broker or dealer, investment advisor, or investment banking services.
(viii)	Legal services and expert services unrelated to the audit.
(ix)	Any other services that the Accounting Oversight Board determines, by regulation, are impermissible.

(d)	The Company’s independent auditor may not engage in any non-audit service for the Company, including tax services, that is not described in the preceding paragraph, unless such activity has been approved in advance by the Audit Committee and the approval of such non-audit service to be performed by the Company’s independent auditor is disclosed to investors in the Company’s periodic reports required under Section 13(a) of the Securities Exchange Act of 1934. The Audit Committee may delegate to one or more designated members of the Audit Committee, the authority to grant prepapprovals required by this policy. The decisions of any such designated member must be presented to the full Audit Committee at each of its scheduled meetings.

(e)	The Company will conform to all applicable laws, rules and regulations regarding the rotation of audit partners for public accounting firms that provide audit services to the Company.

(f)	A public accounting firm may not provide audit services to the Company, if a chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position for the Company, was employed by that public accounting firm and participated in any capacity in the audit of the Company during the 1-year period preceding the date of the initiation of the audit.

(g)	The Company shall maintain an internal audit function.

IV.	DUTIES AND RESPONSIBILITIES

The Audit Committee shall meet at least three times a year, and more often as circumstances dictate, with responsibility for the following duties and any others assigned by the Board of Directors from time to time.

The duties of the Audit Committee shall be to:

(a) Company’s	Independent Auditors

(i)	Retain and terminate (with sole authority to do so) the Company’s independent auditors (subject to shareholder ratification), including sole authority to approve all engagement fees and terms.

(ii)	Preapprove all auditing services and non-audit services (other than for such de minimus exceptions allowed by law or regulation) provided to the Company by the Company’s independent auditors.

(iii)	At least annually, obtain and review a report by the Company’s independent auditor describing: (A) the independent audit firm’s internal quality-control procedures; (B) any material issues raised by the most recent internal quality-control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent audit firm, and any steps taken to deal with any such issues; and (C) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

(iv)	After reviewing the foregoing report and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the Company’s independent auditor. The evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as provided above by Policy and as required by law, the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee will present the conclusions from its evaluation of the Company’s independent auditors, to the full Board.

(v)	Review annually with Company management, the Company’s internal audit function and the Company’s independent auditors, their plans for the scope of the activities to be undertaken by the Company’s independent auditor, including the performance by the Company’s independent auditor of any non-audit services and the fees anticipated to be incurred therefor.

(vi)	Review with the Company’s independent auditor the cooperation received from management during the course of the audit, any audit problems or difficulties and management’s response. This review should include a review of any restrictions on the scope of the independent auditor’s activities or on access to information, a review of any significant disagreements with management, and a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(b) Financial	Statements and Information

(i)	Review and discuss in advance with management and the Company’s director or manager of the internal audit function, the Company’s annual report to shareholders, the annual audited financial statements and quarterly financial statements, including all footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(ii)	Review: (A) the quality and acceptability of the accounting principles applied by the Company in its financial reporting in terms of clarity of disclosures, degree of aggressiveness or conservatism and the underlying estimates and other significant decisions made by management in preparing financial disclosures; (B) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (C) analyses prepared by management and/or the Company’s independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (E) and discuss with the Company’s independent auditor, the matters required to be discussed by the Statement on Auditing Standards No. 61; and (F) tax policies and pending tax audits and assessments and where necessary make recommendations to management and the Board.

(iii)	Review and discuss earnings press releases (paying particular attention to any use of “pro-forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made) and the Audit Committee need not discuss in advance each earnings release or each instance in which a company may provide earnings guidance.

(iv)	Discuss policies with respect to risk assessment and risk management. This discussion should include a discussion of the Company’s major financial risk exposures and the steps that Company management has taken to monitor and control such exposures.

(v)	Prepare an annual report of the Audit Committee to the Company’s shareholders as required by applicable laws, rules and regulations.

(vi)	Review the disclosure controls and procedures maintained by the Company designed to ensure that the information required to be disclosed in the periodic and current reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(c) Internal	Audit

(i)	See that the Company maintains an active internal audit function.

(ii)	Approve the annual budget for the Company’s internal audit function. The Company’s director/manager of the internal audit shall report to the Board via the Audit Committee.

(iii)	Review and approve the activities of the Company’s internal audit function, their reports of findings resulting from examination of the Company’s records, operations, and systems of internal accounting controls, and matters affecting their performance of the internal audit, including the cooperation received from management during the course of any audit, and the extent of any restrictions that may have affected their examination.

(iv)	Review and approve the appointment, performance and, if applicable, replacement of the Company’s director or manager of the internal audit function.

(v)	Review and approve all material consulting relationships and agreements relating to internal controls and finance for the Company.

(vi)	Review all material transactions or relationships between the Company and any director or officer (other than the ordinary relationship from being a director or employee), or stockholder owning more than 5% of the Company’s common stock (including any family member of the foregoing), and make recommendations to the Board of Directors concerning whether such relationship should continue. See that management has procedures in place to report any transactions or relationships required to by reported by law, rule or regulation.

(vii)	Review expense accounts and executive perquisites of the Company’s senior officers and advise the Board of any concerns.

(viii)	Review extensions of credit or arrangements for extension of credit directly or indirectly by the Company (including through any subsidiary) to any officer and/or director of the Company.

(d) General

(i)	Review compliance with all of the Policies set forth in this Charter.

(ii)	Review with the director of the Company’s internal audit function and the Company’s independent auditors, their annual audit plans, including the degree of coordination required for their respective plans and the scope of their plans.

(iii)	Review and discuss with the Company’s independent auditors, the annual letter from the Company’s independent auditors relating to any qualifications to the financial statements for the prior year.

(iv)	Meet at least annually with management, independent auditors and those responsible for the internal audit function in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed separately.

(v)	Establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(vi)	Review major information technology projects and plans and the affect that they might have on the Company’s internal controls, and where appropriate recommend approval of such projects and plans to the Board.

(vii)	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, without seeking Board approval for the same.

(viii)	Set clear hiring policies for employees or former employees of the independent auditors.

(ix)	Report regularly to the full Board. The report should include a review of any issues that have arisen relating to the areas of Board oversight described in the Purpose section above.

(x)	Conduct an annual performance evaluation of the Audit Committee.

(xi)	Annually review the adequacy, quality, depth of staffing and the budget/plan of the Company’s financial, accounting and internal audit personnel.

(xii)	Review material and substantive claims of wrongdoing by shareholders or others against directors, officers, or independent auditors of the Company and advise the Board of any substantive issues.

(xiii) Review and discuss this Charter at least annually for conformance with applicable laws, rules and regulations and to “benchmark” the charter against those of similar companies.

V.	SEPARATION OF RESPONSIBLITIES

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disputes or disagreements, if any, between management and the Company’s independent auditor, or to assure compliance with laws and regulations and the Company’s code of business conduct.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8983

EDISON, NJ 08818-8983

Voter Control Number

(For Internal Use Only)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

☒	Please mark your vote as in this example.	L	7831

This proxy, when properly executed, will be voted in the

manner directed herein. If no direction is made, this proxy

will be voted “FOR” Proposal 1 and 2.

The Board of Directors recommends a vote FOR Proposal 1 and 2

FOR ☐	WITHHELD ☐
1. Election of Directors. (see reverse side)

FOR ☐	AGAINST ☐	ABSTAIN ☐
2. The approval of the proposed 2003 Incentive Stock and Awards Plan.

PLEASE MARK BOXES IF APPLICABLE
Yes, I will attend the Annual Meeting of Shareholders on Tuesday, May 6, 2003

Comments (please see reverse side)

    Vote withheld as to the following:

Signature:                              Date:                Signature (if held jointly):                               Date:

THIS IS YOUR PROXY,

YOUR VOTE IS IMPORTANT.

FOR PERSONAL ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

♦	LOST DIVIDEND CHECKS—ADDRESS CHANGES—LOST OR STOLEN STOCK CERTIFICATES.

♦	DIVIDEND REINVESTMENT PLAN—Dividends automatically reinvested in your account to purchase additional shares of Manitowoc Common Stock.

♦	DIRECT DEPOSIT—Have your Manitowoc Company, Inc. yearly dividends electronically deposited into your checking or savings account on dividend payment date.

♦	VERIFICATION OF THE NUMBER OF MANITOWOC SHARES IN YOUR ACCOUNT.

♦	NAME CHANGES AND TRANSFER OF STOCK OWNERSHIP—In the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts, etc.

♦	CONSOLIDATION OF ACCOUNTS—Eliminates multiple accounts for one holder and certain duplicate shareholder mailings going to one address (dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder).

Equiserve, N.A.	OR WRITE TO:
SHAREHOLDER SERVICES CENTER	EquiServe Trust Company, N.A.
1-800-519-3111	P.O. Box 43069
FOR THE HEARING IMPAIRED	Providence, RI 02940-3069
1-800-490-1493

DETACH HERE

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THE MANITOWOC COMPANY, INC.

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors

for Annual Meeting of Shareholders on May 6, 2003

PROXY

The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Terry D. Growcock and Maurice D. Jones, or either of them, with full power of substitution, to act as proxy for and to vote all of the shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, at 9:00 a.m., C.D.T., Tuesday, May 6, 2003, or any adjournment thereof, as follows:

1. Election of Directors;

    Nominees: Daniel W. Duval; James L. Packard; Terry D. Growcock; and Keith Nosbusch

2. The approval of the proposed 2003 Incentive Stock and Awards Plan; and

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

If you hold shares of Company Common Stock in the Dividend Reinvestment Plan or RSVP Profit Sharing Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

Comments:

(If you have written in the above space, please mark the “comments” box on the reverse side of the card.)

SEE REVERSE

SIDE